EXHIBIT 99.1

Bank of Hampton Roads Announces Consolidation of Two Branch Offices

Consolidating Branches Less Than a Mile Apart Will Reduce Operating Expenses for the Company With Minimal Impact to Customers and Staff Members, and is in Line With the Company's Strategic Plan

NORFOLK, Va., Dec. 7, 2009 (GLOBE NEWSWIRE) -- Hampton Roads Bankshares, Inc. (Nasdaq:HMPR), the holding company for Bank of Hampton Roads and Shore Bank, today announced that on Friday, December 4, 2009, two Bank of Hampton Roads' branches were consolidated into locations less than a mile away.

Bank of Hampton Roads' Corporation Lane Office located at 4460 Corporation Lane, Virginia Beach, VA, was closed and the accounts and services maintained at this location were transferred to the Pembroke Office located at 281 Independence Boulevard, Virginia Beach, VA. The Cedar Road Office located at 575 Cedar Road, Chesapeake, VA was closed and the accounts and services maintained at this location are being served by the Great Bridge Office located at 239 South Battlefield Boulevard, Chesapeake, VA.

"After the merger of Bank of Hampton Roads and Gateway Bank earlier this year, we began an analysis of our branch network, including reviewing customer traffic and branch usage, to ensure we are operating efficiently," said David R. Twiddy, President of Bank of Hampton Roads. "With three branches in the Town Center/Pembroke area and two in the heart of Great Bridge, it makes sense for our customers and is economically prudent for us to undergo some consolidation. Our customers experienced no disruption to service and employees at the closed offices were able to be placed in our branch network, so there were no job losses."

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates twenty-eight banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

CONTACT:  Hampton Roads Bankshares, Inc.
          Tiffany K. Glenn, Executive Vice President,
           Investor Relations Officer
          (757) 217-1000